UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

December 8, 2015
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01: REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On December 8, 2015, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the second quarter of fiscal year 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.  Exhibit 99.10 is a copy of the slides furnished at the second quarter fiscal year 2016 earnings presentation.

Exhibit No. Description

99.1           Press release dated December 8, 2015 titled “Wiley Reports Second Quarter Fiscal Year 2016 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

99.10         Press release slideshow presentation (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports Second Quarter Fiscal Year 2016 Results

•	Revenue of $433 million, down 5% over prior year on a constant currency basis, including the impact of a $10 million journal backfile sale in the prior year period
•	Journal subscription revenue of $163 million, down 1% on a constant currency basis, including the trailing effects of the Swets subscription agency bankruptcy
•	Adjusted EPS of $0.78, down 10% on a constant currency basis, including the $0.10 impact of the large journal backfile sale in the prior year period
•	First half revenue and adjusted EPS down 2% and 1%, respectively, on a constant currency basis
•	Full-year adjusted EPS outlook reaffirmed but revenue growth outlook revised to flat, excluding the impact of foreign exchange and the shift to time-based journal subscription agreements

December 8, 2015 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and learning solutions that improve outcomes in research, professional practice, and education, today announced the following results for the second quarter of fiscal year 2016:

                                                                                                                                                                                                                                         % Change
$ millions	FY16	FY15	Excluding FX	Including FX
Revenue:
Q2	$433.4	$477.0	(5%)	(9%)
6 Months	$856.3	$914.9	(2%)	(6%)
Adjusted EPS:
Q2	$0.78	$0.90	(10%)	(13%)
6 Months	$1.36	$1.46	(1%)	(7%)
GAAP EPS:
Q2	$0.74	$0.90		(18%)
6 Months	$1.29	$1.46		(12%)
Please see the attached financial schedules for more detail

Management Commentary
“As anticipated, second quarter results reflect a challenging comparison to the prior-year period due to an unusually large backfile sale in that prior period,” said Mark Allin, Wiley’s President and CEO.  “In addition, the quarter was adversely impacted by substantially weaker demand for college textbooks and custom education material.  For the six months, revenue and adjusted EPS were down modestly, with Research journal revenue showing steady performance excluding the prior year backfile sale.  Meanwhile, we continue to make good progress in the integration of our books businesses, our continued shift to a more variable cost model and the implementation of our cost benchmarking initiative.”

Fiscal Year 2016 Outlook
Wiley is reaffirming its fiscal year 2016 adjusted EPS outlook for flat performance but lowering its revenue outlook from low-single digit growth to flat; both are on a constant currency basis and exclude the adverse transitional impact of shifting to time-based journal subscription agreements.  As previously announced, Wiley is moving to time-based digital journal subscription agreements for calendar year 2016.  The change will shift roughly $35 million of revenue and $0.35 of EPS from FY16 to FY17, with recurring effect annually thereafter.  Most of the revenue and earnings impact will occur in the third quarter, and the change will not impact cash flow.  Included in the FY16 EPS guidance is an incremental expense impact of more than $0.15 for the enterprise resource planning system (ERP) implementation as compared to FY15.

Foreign Exchange (FX)
Wiley generates half of its revenue from outside the United States, and is therefore exposed to a stronger dollar, particularly in relation to the euro and pound sterling.  For fiscal year 2015, the weighted average rates for sterling and the euro were 1.60 and 1.25, respectively, on a US dollar equivalent basis.  The weighted average rates for the first half of fiscal 2016 were 1.55 and 1.12, respectively.  Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

Adjusted Results
The Company provides financial measures referred to as “adjusted” revenue, contribution to profit, and EPS, which exclude restructuring charges.  Variances to adjusted revenue, contribution to profit, and EPS are on a constant currency basis unless otherwise noted.  Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Second Quarter and First Half Summary
•
Second quarter revenue declined 5% on a constant currency basis to $433.4 million due to a $10 million journal backfile sale in the prior year period and declines in book revenue across the three segments.  Together, Journal Subscriptions and Author-Funded Access were flat compared to prior year, including the trailing effects of the Swets bankruptcy.  Online Program Management and Online Test Preparation grew 18% and 13%, respectively.  Second quarter revenue on a US GAAP basis declined 9% primarily due to an adverse currency impact of $19 million.  First half revenue declined 2% on a constant currency basis to $856.3 million, or 6% on a US GAAP basis.

•
Second quarter adjusted earnings per share (EPS) declined 10% on a constant currency basis to $0.78 due to the high-margin journal backfile sale in the prior year period, higher technology expense related to ERP planning and deployment, and investment in online program management, partially offset by incremental cost savings from restructuring programs.  Adjusted EPS excludes restructuring charges and credits, as further described in the attached reconciliation of US GAAP to Adjusted EPS.  Second quarter EPS on a US GAAP basis declined 18% to $0.74. US GAAP EPS includes a $0.03 adverse impact from foreign exchange and a $0.04 per share restructuring charge in the quarter.  First half adjusted EPS declined 1% on a constant currency basis to $1.36, or 12% on a US GAAP basis.

•
Free Cash Flow was a use of $192.7 million for the first half of the year as compared to a use of $140.7 million in the prior year period due to lower net income, working capital timing, and higher capital spending related to the ERP and related systems deployment.  Note that free cash flow is seasonally negative in the first half of Wiley’s fiscal year principally due to the timing of annual journal subscription cash collections.

•
Restructuring Charge:  Wiley recorded a $3.7 million pre-tax restructuring charge in the quarter ($0.04 per share) principally related to process re-engineering consulting costs.  After the quarter closed, Wiley completed an agreement to move its US-based print textbook fulfilment operations to Cengage Learning, with the aim of closing its New Jersey distribution facility by April 2016. The exit from the facility will result in near-term restructuring charges as activities progress.

•
Share Repurchases: Wiley repurchased 637,717 shares this quarter at a cost of $32.0 million, an average of $50.15 per share.  Approximately 1.3 million shares remain in the current authorization program.

RESEARCH
•
Revenue:  Second quarter revenue of $238.4 million was down 5% on a constant currency basis due to the $10 million journal backfile sale in the prior year period and an 11% decline in Books and References revenue, which offset steady performance in Journal Subscriptions and Author-Funded Access, in combination.  For the first six months, Research revenue was down 3% at constant currency.

•
Calendar Year 2015 Journal Subscriptions:  At the end of October, calendar year 2015 Journal Subscriptions were up 0.3% on a constant currency basis, with nearly all targeted business under contract for the 2015 calendar year.  Results were adversely impacted by the Swets bankruptcy and net society publishing losses for the year.

•
Adjusted Contribution to Profit:  Second quarter adjusted contribution to profit of $67.6 million declined 11% on a constant currency basis mainly due to the high-margin backfile sale in the prior year, as well as higher allocated marketing and technology shared service costs, partially offset by savings from restructuring and strategic vendor sourcing initiatives.  For the six months, adjusted contribution to profit was down 5% at constant currency.

•	Society Business: Seven society journals were renewed during the quarter, worth approximately $9.9 million in combined annual revenue, and one was not renewed, worth $0.3 million annually.

PROFESSIONAL DEVELOPMENT
•
Revenue:  Second quarter revenue declined 3% on a constant currency basis to $99.2 million with organic growth in Online Test Preparation (+13%) and Corporate Learning (+7%) offset by a 6% decline in Books.  The Assessment business rose 4%, with post-hire assessment growth offsetting an expected decline in pre-hire assessment revenue following portfolio actions to optimize longer-term profitable growth.  For the six months, Professional Development revenue grew 3% due to growth in Corporate Learning, which included two additional months of revenue (approximately $5 million) due to a prior-year reporting lag, and strong double-digit growth in Online Test Preparation (+27%).

•
Adjusted Contribution to Profit:  Excluding foreign exchange, adjusted contribution to profit rose 95% for the quarter and more than doubled for the year. Performance was impacted by lower revenue offset by efficiency gains from restructuring and cost synergies within the Talent Solutions businesses.  Six month performance includes two additional months of operating results from the CrossKnowledge acquisition.

•
Acquisitions: In October, Wiley announced the acquisition of Chartered Financial Analyst (CFA) content and AnalystSuccess.com from The American College of Financial Services.  Terms were not disclosed. The acquisition positions Wiley as a market leader for CFA Test Preparation.  Wiley runs online CFA Exam Review Courses on its Efficient Learning Systems platform.  In addition to the CFA, Wiley provides advanced online test preparation for the CPA, CMA, CIA, and PMP designations.

•
Test Preparation Partnership:  Wiley recently announced a partnership with ACT, the nation’s leader in college and career readiness, to enhance our collective test prep product offerings.  Wiley will become the exclusive publisher for ACT’s The Real ACT® Prep Guide beginning in January 2016.  As producer of the ACT test and ACT WorkKeys®, among other respected assessment programs, ACT is committed to providing insights that help individuals better prepare for success throughout their lives - from education through career.

•
Junior Achievement Program:  CrossKnowledge and Junior Achievement USA® recently announced a joint partnership that will bring digital learning solutions to thousands of students and educators.  As part of the agreement, CrossKnowledge has donated the use of its Learning Management System (LMS) to Junior Achievement USA for the next five years (starting in 2016) through the CrossKnowledge Foundation. It is estimated that nearly 300,000 Junior Achievement users will access CrossKnowledge programs in 2016, and that figure is expected to reach 1.6 million in 2020.

EDUCATION
•
Revenue:  Second quarter revenue declined 8% on a constant currency basis to $95.8 million, with Print Textbooks down 22% and Custom Material down 25%, offsetting strong growth in Online Program Management (+18%) and Digital Books (+12%).  The decline in Textbooks and Custom Material reflects lower enrollments, increased market penetration by rental, channel inventory consumption, and fewer adoptions.  WileyPLUS grew 2% over prior year.  For the six months, Education revenue is down 5% at constant currency.

•
Adjusted Contribution to Profit:  Second quarter adjusted contribution to profit declined 19% on a constant currency basis to $15.6 million, reflecting lower revenue and continued investment in Online Program Management.

•
Online Program Management (formerly Deltak):  Wiley added one university partner in the quarter – Nottingham Trent University (England) – and six new degree programs spanning business and nursing.  Nottingham Trent is one of the largest universities in the UK with over 28,000 students.  At the end of October, Wiley had 39 partners under contract and 216 online degree programs.

•
Distribution Partnership: In November, Wiley entered into an agreement to outsource its US-based print textbook fulfillment operations to Cengage Learning, with the aim of creating a more efficient and variable cost model for print products.  Under this agreement, the Company plans to exit its New Jersey distribution center in the spring of 2016.

Earnings Conference Call
•	Scheduled for today, December 8, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 438-5525 and enter the participant code 469774#
•	International callers, please dial (719) 457-1512 and enter the participant code 469774#
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

UNAUDITED SUMMARY OF OPERATIONS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2015 AND 2014
(in thousands, except per share amounts)

SECOND QUARTER ENDED OCTOBER 31,

	2015			2014			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$433,362		433,362	476,972		476,972	-9%	-5%

Costs and Expenses
Cost of Sales	116,764		116,764	134,541		134,541	-13%	-10%
Operating and Administrative	239,987		239,987	253,328		253,328	-5%	-1%
Restructuring Charges (A)	3,694	(3,694)	-	-	-	-
Amortization of Intangibles	12,652		12,652	13,099		13,099	-3%	0%

Total Costs and Expenses	373,097	(3,694)	369,403	400,968	-	400,968	-7%	-4%

Operating Income	60,265	3,694	63,959	76,004	-	76,004	-21%	-13%
Operating Margin	13.9%		14.8%	15.9%		15.9%

Interest Expense	(4,324)		(4,324)	(4,506)		(4,506)	-4%	-4%
Foreign Exchange Gain	38		38	210		210
Interest Income and Other	644		644	1,108		1,108	-42%	-42%

Income Before Taxes	56,623	3,694	60,317	72,816	-	72,816	-22%	-14%

Provision for Income Taxes (A)	13,023	1,348	14,371	19,039		19,039	-32%	-21%

Net Income	$43,600	2,346	45,946	53,777	-	53,777	-19%	-11%

Earnings Per Share- Diluted (A)	$0.74	0.04	0.78	0.90	-	0.90	-18%	-10%

Average Shares - Diluted	58,790	58,790	58,790	59,756	59,756	59,756

SIX MONTHS ENDED OCTOBER 31,

	2015			2014			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$856,343		856,343	914,889		914,889	-6%	-2%

Costs and Expenses
Cost of Sales	236,493		236,493	258,594		258,594	-9%	-5%
Operating and Administrative	482,485		482,485	505,062		505,062	-4%	0%
Restructuring Charges (Credits) (A)	7,119	(7,119)	-	(155)	155	-
Amortization of Intangibles	25,072		25,072	25,754		25,754	-3%	1%

Total Costs and Expenses	751,169	(7,119)	744,050	789,255	155	789,410	-5%	-1%

Operating Income	105,174	7,119	112,293	125,634	(155)	125,479	-16%	-6%
Operating Margin	12.3%		13.1%	13.7%		13.7%

Interest Expense	(7,897)		(7,897)	(8,650)		(8,650)	-9%	-9%
Foreign Exchange (Loss) Gain	(42)		(42)	45		45
Interest Income and Other	1,308		1,308	1,418		1,418	-8%	-8%

Income Before Taxes	98,543	7,119	105,662	118,447	(155)	118,292	-17%	-6%

Provision for Income Taxes (A)	22,486	2,767	25,253	31,024	(24)	31,000	-28%	-14%

Net Income	$76,057	4,352	80,409	87,423	(131)	87,292	-13%	-3%

Earnings Per Share- Diluted (A)	$1.29	0.07	1.36	1.46	-	1.46	-12%	-1%

Average Shares - Diluted	59,090	59,090	59,090	59,777	59,777	59,777

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2015 AND 2014

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	Second Quarter Ended		Six Months Ended
	October 31,		October 31,
	2015	2014	2015	2014

US GAAP Earnings Per Share - Diluted	$0.74	$0.90	$1.29	$1.46
Adjusted to exclude the following:
Restructuring Charges (A)	0.04	-	0.07	-

Adjusted Earnings Per Share - Diluted	$0.78	$0.90	$1.36	$1.46

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
(A)
RESTRUCTURING CHARGES: The adjusted results for the three and six months ended October 31, 2015 exclude restructuring charges related to the Company's Restructuring and Reinvestment Program of $3.7 million or $0.04 per share, and $7.1 million or $0.07 per share, repsectively.  The adjusted results for the six months ended October 31, 2014 exclude a restructuring credit of $(0.2) million.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2015 AND 2014
(in thousands)

SECOND QUARTER ENDED OCTOBER 31,

	2015			2014			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$238,388	-	238,388	264,825	-	264,825	-10%	-5%
Professional Development	99,166	-	99,166	105,667	-	105,667	-6%	-3%
Education	95,808	-	95,808	106,480	-	106,480	-10%	-8%

Total	$433,362	-	433,362	476,972	-	476,972	-9%	-5%

Direct Contribution to Profit
Research	$110,881	496	111,377	122,744	-	122,744	-10%	-5%
Professional Development	41,497	195	41,692	37,597	-	37,597	10%	14%
Education	35,849	205	36,054	40,741	-	40,741	-12%	-9%

Total	$188,227	896	189,123	201,082	-	201,082	-6%	-2%

Contribution to Profit (After Allocated Shared Services
and Admin. Costs)
Research	$67,099	496	67,595	80,218	-	80,218	-16%	-11%
Professional Development	18,757	195	18,952	9,799	-	9,799	91%	95%
Education	15,366	205	15,571	19,729	-	19,729	-22%	-19%

Total	$101,222	896	102,118	109,746	-	109,746	-8%	-3%

Unallocated Shared Services and Admin. Costs	(40,957)	2,798	(38,159)	(33,742)	-	(33,742)	21%	19%

Operating Income	$60,265	3,694	63,959	76,004	-	76,004	-21%	-13%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(22,111)	1,208	(20,903)	(22,706)	-	(22,706)	-3%	-3%
Technology and Content Management	(62,030)	(379)	(62,409)	(60,181)	-	(60,181)	3%	8%
Finance	(11,318)	(496)	(11,814)	(12,644)	-	(12,644)	-10%	-2%
Other Administration	(32,503)	2,465	(30,038)	(29,547)	-	(29,547)	10%	6%
Total	$(127,962)	2,798	(125,164)	(125,078)	-	(125,078)	2%	4%

SIX MONTHS ENDED OCTOBER 31,

	2015			2014			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$475,778	-	475,778	519,695	-	519,695	-8%	-3%
Professional Development	197,831	-	197,831	197,994	-	197,994	0%	3%
Education	182,734	-	182,734	197,200	-	197,200	-7%	-5%

Total	$856,343	-	856,343	914,889	-	914,889	-6%	-2%

Direct Contribution to Profit
Research	$217,694	866	218,560	237,478	(185)	237,293	-8%	-3%
Professional Development	82,778	205	82,983	70,509	245	70,754	17%	20%
Education	59,137	194	59,331	69,304	51	69,355	-15%	-11%

Total	$359,609	1,265	360,874	377,291	111	377,402	-5%	0%

Contribution to Profit (After Allocated Shared Services
and Admin. Costs)
Research	$132,668	866	133,534	150,177	(185)	149,992	-12%	-5%
Professional Development	37,766	205	37,971	17,322	245	17,567	118%	119%
Education	20,067	194	20,261	28,425	51	28,476	-29%	-25%

Total	$190,501	1,265	191,766	195,924	111	196,035	-3%	3%

Unallocated Shared Services and Admin. Costs	(85,327)	5,854	(79,473)	(70,290)	(266)	(70,556)	21%	19%

Operating Income	$105,174	7,119	112,293	125,634	(155)	125,479	-16%	-6%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(43,341)	1,965	(41,376)	(46,924)	384	(46,540)	-8%	-6%
Technology and Content Management	(123,967)	773	(123,194)	(121,571)	(557)	(122,128)	2%	5%
Finance	(24,067)	(425)	(24,492)	(26,215)	(93)	(26,308)	-8%	-2%
Other Administration	(63,060)	3,541	(59,519)	(56,947)	-	(56,947)	11%	9%
Total	$(254,435)	5,854	(248,581)	(251,657)	(266)	(251,923)	1%	3%

(A) See the accompanying Notes to Unaudited Financial Statements for a description the Adjustment.
Note: As part of Wiley’s restructuring and reorganization program the Company consolidated certain decentralized business functions (Sales Support, Marketing Services, etc.) into global shared service functions. These newly centralized service groups enable significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within the shared service functions and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2015 AND 2014
(in thousands)

	Second Quarter Ended				Six Months Ended
	October 31,				October 31,
	2015	2014	% Change	% Change excl. FX	2015	2014	% Change	% Change excl. FX
Research:
Direct Contribution to Profit	$110,881	122,744	-10%	-5%	217,694	237,478	-8%	-3%
Restructuring Charges (Credits) (A)	496	-			866	(185)
Adjusted Direct Contribution to Profit	111,377	122,744	-9%	-5%	218,560	237,293	-8%	-3%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(10,085)	(11,441)	-12%	-7%	(20,264)	(23,419)	-13%	-7%
Technology and Content Management	(25,749)	(24,632)	5%	7%	(49,805)	(49,575)	0%	4%
Occupancy and Other	(7,948)	(6,453)	23%	31%	(14,957)	(14,307)	5%	12%
Adjusted Contribution to Profit (after allocated	$67,595	80,218	-16%	-11%	133,534	149,992	-11%	-5%
Shared Services and Admin. Costs)

Professional Development:
Direct Contribution to Profit	$41,497	37,597	10%	13%	82,778	70,509	17%	20%
Restructuring Charges (A)	195	-			205	245
Adjusted Direct Contribution to Profit	41,692	37,597	11%	14%	82,983	70,754	17%	20%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(6,783)	(7,969)	-15%	-11%	(13,656)	(16,270)	-16%	-12%
Technology and Content Management	(10,254)	(12,227)	-16%	-14%	(20,058)	(23,172)	-13%	-11%
Occupancy and Other	(5,703)	(7,602)	-25%	-21%	(11,298)	(13,745)	-18%	-14%
Adjusted Contribution to Profit (after allocated	$18,952	9,799	93%	95%	37,971	17,567	116%	119%
Shared Services and Admin. Costs)

Education:
Direct Contribution to Profit	$35,849	40,741	-12%	-10%	59,137	69,304	-15%	-11%
Restructuring Charges (A)	205	-			194	51
Adjusted Direct Contribution to Profit	36,054	40,741	-12%	-9%	59,331	69,355	-14%	-11%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(3,740)	(3,213)	16%	26%	(7,165)	(6,545)	9%	16%
Technology and Content Management	(12,592)	(14,197)	-11%	-10%	(23,810)	(27,536)	-14%	-11%
Occupancy and Other	(4,151)	(3,602)	15%	18%	(8,095)	(6,798)	19%	22%
Adjusted Contribution to Profit (after allocated	$15,571	19,729	-21%	-19%	20,261	28,476	-29%	-25%
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after	$102,118	109,746	-7%	-3%	191,766	196,035	-2%	3%
allocated Shared Services and Admin. Costs)

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	$(40,957)	(33,742)	21%	28%	(85,327)	(70,290)	21%	28%
Restructuring Charges (Credits) (A)	2,798	-			5,854	(266)
Adjusted Unallocated Shared Services and Admin. Costs	$(38,159)	(33,742)	13%	19%	(79,473)	(70,556)	13%	19%

Adjusted Operating Income	$63,959	76,004	-16%	-13%	112,293	125,479	-11%	-6%

(A) See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.
Note: As part of Wiley’s restructuring and reorganization program the Company consolidated certain decentralized business functions (Sales Support, Marketing Services, etc.) into global shared service functions. These newly centralized service groups enable significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within the shared service functions and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2015 AND 2014
(in thousands)

	Second Quarter				Six Months
	Ended October 31,		% of	% Change	Ended October 31,		% of	% Change
	2015	2014	Revenue	excl. FX	2015	2014	Revenue	excl. FX
RESEARCH
Journal Revenue
Journal Subscriptions	$162,796	172,146	68%	-1%	$320,004	340,970	67%	-1%
Author-Funded Access	6,180	5,067	3%	30%	11,872	10,496	2%	22%
Licensing, Reprints, Backfiles, and Other	36,484	49,056	15%	-20%	75,797	92,554	16%	-12%
Total Journal Revenue	205,460	226,269	86%	-4%	407,673	444,020	86%	-2%

Books and References:
Print Books	23,065	26,161	10%	-8%	46,560	51,162	10%	-5%
Digital Books	7,750	9,800	3%	-18%	16,537	19,056	3%	-7%
Licensing and Other	2,113	2,595	1%	-15%	5,008	5,457	1%	1%
Total Books and References Revenue	32,928	38,556	14%	-11%	68,105	75,675	14%	-5%

Total Revenue	$238,388	264,825	100%	-5%	$475,778	519,695	100%	-3%

PROFESSIONAL DEVELOPMENT
Knowledge Services:
Print Books	$49,246	53,028	50%	-4%	$97,958	105,891	50%	-4%
Digital Books	11,938	14,120	12%	-13%	22,571	24,974	11%	-8%
Online Test Preparation and Certification	6,269	5,538	6%	13%	14,175	11,200	7%	27%
Other Knowledge Service Revenue	5,467	6,541	6%	-15%	10,905	12,313	6%	-9%
	72,920	79,227	74%	-5%	145,609	154,378	74%	-3%

Talent Solutions:
Assessment	15,758	15,187	16%	4%	28,985	28,309	15%	2%
Corporate Learning	10,488	11,253	11%	7%	23,237	15,307	12%	67%
	26,246	26,440	26%	5%	52,222	43,616	26%	25%

Total Revenue	$99,166	105,667	100%	-3%	$197,831	197,994	100%	3%

EDUCATION
Books:
Print Textbooks	$31,059	41,700	32%	-22%	$65,603	86,235	36%	-20%
Digital Books	8,889	8,500	9%	12%	14,643	14,204	7%	9%
	39,948	50,200	42%	-16%	80,246	100,439	44%	-16%

Custom Material	12,290	16,400	13%	-25%	35,033	35,972	19%	-3%

Course Workflow (WileyPLUS)	18,446	18,400	19%	2%	19,466	19,714	11%	2%

Online Program Management (Deltak)	23,195	19,699	24%	18%	43,697	35,936	24%	22%

Other Education Revenue	1,929	1,781	2%	8%	4,292	5,139	2%	-16%

Total Revenue	$95,808	106,480	100%	-8%	$182,734	197,200	100%	-5%

Note: Segment Revenue Categorization

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	October 31,		April 30,
	2015	2014	2015
Current Assets
Cash & cash equivalents	$308,235	198,912	457,441
Accounts receivable	183,447	204,424	147,183
Inventories	58,154	70,941	63,779
Prepaid and other	68,951	66,233	72,516
Total Current Assets	618,787	540,510	740,919
Product Development Assets	55,432	58,851	69,589
Technology, Property and Equipment	205,362	190,811	193,010
Intangible Assets	915,174	992,618	917,621
Goodwill	965,571	1,003,290	962,367
Income Tax Deposits	59,810	64,036	57,098
Other Assets	62,691	62,659	63,639
Total Assets	2,882,827	2,912,775	3,004,243

Current Liabilities
Short-term debt	150,000	50,000	100,000
Accounts and royalties payable	161,282	180,033	161,465
Deferred revenue	150,716	163,902	372,051
Accrued employment costs	61,790	66,737	93,922
Accrued income taxes	9,654	10,127	9,484
Accrued pension liability	4,602	4,625	4,594
Other accrued liabilities	55,355	52,976	62,167
Total Current Liabilities	593,399	528,400	803,683
Long-Term Debt	739,051	749,513	650,090
Accrued Pension Liability	196,094	155,497	209,727
Deferred Income Tax Liabilities	203,499	234,685	198,947
Other Long-Term Liabilities	83,111	82,278	86,756
Shareholders' Equity	1,067,673	1,162,402	1,055,040
Total Liabilities & Shareholders' Equity	$2,882,827	2,912,775	3,004,243

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Six Months Ended
	October 31,
	2015	2014
Operating Activities:
Net income	$76,057	87,423
Amortization of intangibles	25,072	25,754
Amortization of composition costs	19,967	20,810
Depreciation of technology, property and equipment	32,820	30,510
Restructuring charges (credits)	7,119	(155)
Restructuring payments	(18,339)	(16,267)
Share-based compensation expense	8,112	8,118
Excess tax benefits from share-based compensation	(527)	(1,774)
Royalty advances	(45,553)	(47,997)
Earned royalty advances	60,163	64,939
Other non-cash charges and credits	18,115	20,436
Change in deferred revenue	(225,115)	(223,731)
Net change in operating assets and liabilities	(84,410)	(62,202)
Cash Used for Operating Activities	(126,519)	(94,136)

Investments in organic growth:
Composition spending	(20,033)	(16,934)
Additions to technology, property and equipment	(46,177)	(29,584)

Free Cash Flow	(192,729)	(140,654)

Other Investing and Financing Activities:
Acquisitions, net of cash	(16,681)	(172,145)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Repayment of long-term debt	(112,641)	(228,051)
Borrowings of long-term debt	201,600	325,070
Borrowings of short-term Debt	50,000	-
Change in book overdrafts	285	(8,123)
Cash dividends	(35,166)	(34,402)
Purchase of treasury shares	(44,703)	(41,534)
Proceeds from exercise of stock options and other	465	18,876
Excess tax benefits from share-based compensation	527	1,774
Cash Provided by (Used for) Investing and Financing Activities	43,686	(137,435)

Effects of Exchange Rate Changes on Cash	(163)	(9,376)

Decrease in Cash and Cash Equivalents for Period	$(149,206)	(287,465)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(20,033)	(16,934)
Additions to technology, property and equipment	(46,177)	(29,584)
Acquisitions, net of cash	(16,681)	(172,145)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Cash Used for Investing Activities	$(82,891)	(217,563)

Financing Activities:
Cash Used for Investing and Financing Activities	$43,686	(137,435)
Excluding:
Acquisitions, net of cash	(16,681)	(172,145)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Cash Provided by Financing Activities	$60,367	33,610

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: December 8, 2015